Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

RadNet, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	457(r)	27,673		$78.72	$2,178,418.56	0.0001381		$300.84				$
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.0001 per share	(2)	415(a)(6)	45,894	$		$3,328,691.82		$		S-3	333-269025	12/27/2022		$459.69

Total Offering Amounts:								$5,507,110.38			300.84
Total Fees Previously Paid:											0.00
Total Fee Offsets:											0.00
Net Fee Due:											$300.84

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Offering Note(s)

(1)	1a. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include an indeterminate number of shares of common stock of the registrant, par value $0.0001 per share (the “Common Stock”) as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

1b. Calculated in accordance with Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registration fee represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form S-3 (Registration No. 333-291945), filed with the Securities and Exchange Commission on December 4, 2025 (the “2025 Registration Statement”), and this “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee Table” in that 2025 Registration Statement.

1c. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices per share of the registrant’s common stock as reported on the Nasdaq Global Select Market on December 3, 2025
(2)	2a Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include an indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

2a The registrant has previously registered the resale of 59,444 shares of Common Stock, by certain selling stockholders, offered by means of a 424(b)(7) prospectus supplement, dated October 21, 2025, to the prospectus dated December 27, 2022 (the “Resale Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (File No. 333-269025), filed with the Securities and Exchange Commission on December 27, 2022 (the “Prior Registration Statement”). In connection with the filing of the Resale Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $595.41. A remaining of 45,894 shares of Common Stock registered for resale under the Resale Prospectus Supplement remained unsold (the “Unsold Shares”). Pursuant to Rule 415(a)(6) under the Securities Act, the aggregate registration fee of $459.69 that has already been paid and remains unused with respect to the Unsold Shares pursuant to the Resale Prospectus Supplement may be applied to the filing fees payable pursuant to these securities.